   As filed with the Securities and Exchange Commission on October 26, 1999

                                                      Registration No. 333-73147
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________

                           KORN/FERRY INTERNATIONAL
            (Exact name of registrant as specified in its charter)

                              ___________________

                  Delaware                                       95-2623879
        (State or other jurisdiction of                       (I.R.S. Employer
         incorporation or organization)                      Identification No.)

                       1800 Century Park East, Suite 900
                        Los Angeles, California 90067
                                (310) 843-4100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ___________________

                KORN/FERRY INTERNATIONAL PERFORMANCE AWARD PLAN
                            (Full title of the plan)

                              ___________________

                                 Peter L. Dunn
                       1800 Century Park East, Suite 900
                         Los Angeles, California 90067
                                 (310) 843-4100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                            James R. Ukropina, Esq.
                             O'Melveny & Myers LLP
                             400 South Hope Street
                        Los Angeles, California 90071
                                (213) 430-6000

                              ___________________

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                            Proposed
Title of securities to     Amount to        maximum            Proposed maximum         Amount of
be registered              registered       offering price     aggregate offering       registration
                                            per unit           price                    fee
-----------------------------------------------------------------------------------------------------
See below/(1)/             N/A              N/A                N/A                      N/A
-----------------------------------------------------------------------------------------------------

/(1)/ No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-73147. Therefore, no further registration fee is required.

The Exhibit Index for this Post-Effective Amendment follows the signature page.
================================================================================

                           KORN/FERRY INTERNATIONAL

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENT ON FORM S-8

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-73147, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Korn/Ferry International, a Delaware corporation ("KFY Delaware" or the "Company"), which is the successor to Korn/Ferry International, a California corporation ("KFY California"), following a statutory merger effective on September 22, 1999 (the "Merger") for the purpose of changing KFY California's state of incorporation. Prior to the Merger, KFY Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, KFY Delaware succeeded by operation of law to all of the assets and liabilities of KFY California. The Merger was approved by the shareholders of KFY California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment, KFY Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents originally filed with the Commission by KFY California are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended April 30, 1999, filed pursuant to Section 13 of the Exchange Act;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999, filed pursuant to Section 13 of the Exchange Act; and

     (c) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 22, 1998 (which incorporates by reference the description of the Common Stock included under the caption "Description of Capital Stock" in the prospectus forming a part of the Registration Statement on Form S-1 filed with the Commission on August 18, 1998, File No. 333-61697) and the Certificate of Incorporation which appeared as Appendix B to the Proxy Statement for the Annual Meeting of Stockholders of KFY California held on September 22, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does permit the elimination or limitation of director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) transactions in which the director received an improper personal benefit.

     The Company's Bylaws (the "Bylaws") provide for the indemnification to fullest extent permitted by applicable law of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her current or past service to the Company, against all liability and loss suffered and expenses (including attorney' fees) reasonably incurred by such person.

     The Company has entered, or plans to enter, into agreements (the "Indemnification Agreements") with each of the directors and executive officers of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of such person's capacity as a director or executive officer of the Company or any other corporation of which such person is a director at the request of the Company to the maximum extent provided by applicable law. In addition, such director or executive officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

     To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Articles, such repeal or limitation may not be effective as to directors and executive officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See the attached Exhibit Index that follows the signature page.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 26th day of October, 1999.

                              By:   /s/ Elizabeth S.C.S. Murray
                                  -----------------------------
                                  Elizabeth S.C.S. Murray
                                  Chief Financial Officer
                                  and Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                           Title                          Date
         ---------                           -----                          ----
         *                            Chair of the Board             October 26, 1999
-----------------------------
Richard M. Ferry

         *                            Chief Executive Officer,       October 26, 1999
-----------------------------         President and Director
Windle B. Priem                       (Principal Executive Officer)

         *                            Chief Financial Officer and    October 26, 1999
-----------------------------         Executive Vice President
Elizabeth S.C.S. Murray               (Principal Financial Officer)

         *                            Vice President of Finance      October 26, 1999
-----------------------------         (Principal Accounting Officer)
Donald E. Jordan
                                      Director
-----------------------------
James E. Barlett

         *                            Director                       October 26, 1999
-----------------------------
Paul Buchanan-Barrow

         Signature                           Title                          Date
         ---------                           -----                          ----
         *                            Director                       October 26, 1999
-----------------------------
Peter L. Dunn

-----------------------------         Director
Frank V. Cahouet

         *                            Director                       October 26, 1999
-----------------------------
Timothy K. Friar

         *                            Director                       October 26, 1999
-----------------------------
Sakie T. Fukushima

         *                            Director                       October 26, 1999
-----------------------------
Scott E. Kingdom
                                      Director
-----------------------------
Charles D. Miller

         *                            Director                       October 26, 1999
-----------------------------
Manuel A. Papayanopulos
                                      Director
--------------------------------
Gerhard Schulmeyer

         *                            Director                       October 26, 1999
-----------------------------
Michael A. Wellman


*By:    /s/ Elizabeth S.C.S. Murray
     ---------------------------------
       Elizabeth S.C.S. Murray
       Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
------            --------------------

4.1        Korn/Ferry International Performance Award Plan*

5.1        Opinion of O'Melveny & Myers LLP (opinion re legality)

23.1       Consent of Arthur Andersen LLP (consent of independent auditors)

23.2       Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

24.1       Powers of Attorney*


*Previously filed with the initial Registration Statement on March 1, 1999.